Discovery Communications	One Discovery Place
Silver Spring, MD 20910
240.662.0000

As of March 17, 2005

World Poker Tour

1041 North Formosa Avenue

Suite 99 West Hollywood, CA 90046 Attn: Steve Lipscomb Re:	“World Poker Tour” — Option Exercise Letter — Season 4

Dear Steve:

Reference is made to (i) that certain master agreement (the “Master Agreement”) dated as of August 22, 2003 between WORLD POKER TOUR L.L.C. (“Producer”) and THE TRAVEL CHANNEL, L.L.C. (“TRV”); and (ii) that certain agreement attached to the Master Agreement (the’ “Attachment”), dated as of August 22, 2003 between Producer and TRV in connection with the second season of the television production currently known as the “World Poker Tour” (the “Program”), as amended through the date hereof. The Master Agreement and the Attachment are collectively hereinafter referred to as the “Agreement.”

Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings as set forth in the Agreement.

In accordance with and subject to Paragraph 4 of the Attachment, TRV hereby exercises its Option for an Additional Series Order in connection with the fourth Season pursuant to the terms of the Agreement, with the understanding that the Additional Series Order will be comprised of seventeen (17) Additional Series Episodes plus three (3) Specials.

Very truly yours,

TRAVEL CHANNEL, LLC.

By: /s/ Daniel W. Russell

V.P. Programming

Travel Channel

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